Exhibit 5.1 September 19, 2025 Axos Financial, Inc. 9205 West Russell Road Suite 400 Las Vegas, Nevada 89148 Re: Axos Financial, Inc.-Prospectus Supplement to Shelf Registration Statement on Form S-3ASR (File No. 333- 277514) Ladies and Gentlemen: We have served as counsel to Axos Financial, Inc., a Delaware corporation (the “Company”), in connection with: (a) that certain Registration Statement on Form S-3ASR, Registration No. 333-277514 (as amended, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on February 29, 2024, which provides for the registration of the issuance, offer and sale of securities, including debt securities, having an aggregate offering price of up to $500,000,000, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); and (b) the proposed issuance, offer and sale under the Securities Act of $200,000,000 aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”) to be issued and sold pursuant to (i) the Registration Statement, and the related prospectus included therein, as supplemented by the final prospectus supplement, dated September 16, 2025 (the “Prospectus Supplement”), filed by the Company with the Commission under its Rule 424(b)(5) on September 16, 2025 (together, the “Prospectus”), and (ii) that certain Underwriting Agreement, dated as of September 16, 2025, by and among the Company and Keefe, Bruyette & Woods, Inc. (the “Underwriting Agreement”) filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated September 16, 2025. We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Registration Statement, the Prospectus, the Underwriting Agreement, the Indenture dated as of February 24, 2022 (the “Base Indenture”) between the Company and U.S. Bank Trust Company National Association, as the trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture dated as of September 19, 2025 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) pursuant to which the Notes will be issued, the Company’s Certificate of Incorporation and all amendments thereto (the “Certificate of Incorporation”), the Company’s Amended and Restated By-laws and statements we have received from officers and representatives of the Company. As to certain factual matters, we have relied upon certificates of officers of the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company. In delivering this opinion, we have assumed the following: (i) the genuineness and authenticity of all signatures on documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the Prospectus Supplement has been filed with the Commission; (vi) the Company will issue and deliver the Notes in the manner contemplated by the Registration Statement, the Prospectus Supplement, the Underwriting Agreement and the Indenture; (vii) the Notes will be issued in compliance with applicable federal and state securities laws; and (viii) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Notes, upon issuance and delivery against full payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, upon having been duly authenticated by the Trustee, will be valid and legally binding obligations of the Company.

The opinion set forth above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers or conveyances, preferences and equitable subordination); and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the possible unavailability of specific performance or injunctive relief, public policy, applicable laws relating to fiduciary duties and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person’s guarantee of its affiliate’s obligations. The opinion expressed herein is limited to the laws of the State of New York. We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K on the date hereof (the “Current Report”) and to the use of our name wherever it appears in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus Supplement, including this opinion as an exhibit or otherwise. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters. This opinion may only be used, quoted or relied upon for the purpose of complying with the Securities Act in connection with the filing of the Registration Statement, the Prospectus Supplement and the Current Report and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent. Very truly yours, THOMPSON COBURN LLP